EXECUTION COPY

Exhibit 10.56

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of October 25, 2004, by and between PWE (MULTI) QRS 14-85 INC., a Delaware corporation (the “Landlord”) having an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and PW EAGLE, INC., a Minnesota corporation (“Tenant”), having an address at 1550 Valley River Drive Eugene, OR 97401.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 28, 2002, as amended by that certain First Amendment To Lease Agreement, dated as of June 7, 2002 and that Second Amendment To Lease Agreement dated as of March 14, 2003 (as so amended, the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain property located in Tacoma, Washington; West Jordan, Utah; Perris, California; and Eugene Oregon as more specifically described in the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease to modify certain provisions of the financial covenants of Tenant contained in the Lease to account for the refinancing of indebtedness by Tenant and the merger of Extrusion Technologies, Inc., a Colorado corporation, with and into Tenant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

A. Paragraphs 2, 3 and 4 of Exhibit “G” of the Lease are hereby deleted in their entirety and the following provisions are inserted in lieu thereof:

“2. (i) Tenant shall comply with the Financial Covenants to the same effect as if the terms of such Financial Covenants were set forth herein. Paragraph 2 of this Exhibit G shall be deemed amended and/or modified upon any amendment and/or modification to, and, subject to the conditions set forth in the following sentence, Landlord shall be deemed to have waived upon any waiver of, the Financial Covenants under the terms of the Loan Agreement, without any prior notice to Landlord provided Landlord shall receive written notice from Tenant of such amendment, modification and/or waiver and a copy of such Financial Covenants within five (5) days thereafter, and, subject to the conditions set forth in the following sentence, without Landlord’s consent. Notwithstanding, and in limitation of, the foregoing, no amendment, modification and/or waiver with respect to any Financial Covenant shall be effective and binding upon Landlord unless (a) Landlord receives at the time of such amendment, modification, and/or waiver the Landlord’s Consideration if Tenant or any of its Subsidiaries is required to pay or grant any Senior Lender Consideration to any of the Senior Lenders as a condition to an amendment, modification and/or waiver of the Financial Covenants and (b) such amendment and/or modification is executed and/or such waiver is granted no later than the earlier to occur of (x) ninety (90) days following the earlier to occur of the date on which (i) Tenant notifies any of the Senior Lenders or (ii) any of the Senior Lenders has actual knowledge of the breach of the Financial Covenants that gave rise to the need for an amendment, modification or waiver or (y) the date on which any of the Senior Lenders causes the obligations of Tenant, or any of its Subsidiaries, under the Loan Agreement to become due prior to their stated maturity. If at any time Tenant or any of its Subsidiaries shall not be subject to a Loan Agreement that contains any of the Financial Covenants, Tenant shall and shall cause its Subsidiaries to, comply with the Financial Covenants set forth in the most recent Loan Agreement in the same manner and to the same effect as if the terms of the applicable provisions of such Loan Agreement were set forth in full herein, and giving effect to any modification, amendment or waiver thereto that complies with the provisions of the Lease.

3. A copy of the Financial Covenants contained in the Loan Agreement, as the same are in effect on the date hereof, are attached hereto as Annex “I”. In the event of any amendment, modification and/or waiver of any Financial Covenants in accordance with the terms of the Lease, Annex “I” shall be amended to include the Financial Covenants in effect as of the date of such amendment, modification and/or waiver.

4. Notwithstanding anything to the contrary contained herein or in the Lease, so long as neither Tenant nor any Subsidiary of Tenant is or becomes an obligor or co-obligor (whether primary or secondary), guarantor or surety of, or otherwise becomes liable for the repayment of, any Indebtedness of PW Poly (or any of its Subsidiaries), including by means of the issuance by Tenant (or any Subsidiary or Tenant) of any letter of credit or other means of credit enhancement in support of any such Indebtedness of PW Poly (or any of its Subsidiaries) (any of the foregoing an “Obligation”), then none of PW Poly, or any of its Subsidiaries, shall be deemed a “Subsidiary” (as defined above) of Tenant for purposes of the covenants contained in this Exhibit G and/or any calculation or determination of Tenant’s compliance therewith (and the financial condition or results of operations of PW Poly or any of its Subsidiaries shall be disregarded for such purposes); it being further understood and agreed that any liability of Tenant (or any Subsidiary of Tenant) for the payment of any tax payment obligations of PW Poly (or any of its Subsidiaries) as a result of the filing of consolidated tax returns or the preparation of consolidated financial statements by Tenant with all its Subsidiaries (including PW Poly and its Subsidiaries) shall not, by itself, be deemed to constitute an Obligation.

5. For purposes of this Exhibit “G” (a) references to “amend”, “amendment”, “modify” and “modification” when used in connection with the Financial Covenants shall include a deletion of one or more, but less than all, of the Financial Covenants and (b) the following terms shall have the following meanings:

“Financial Covenants” shall mean the financial covenants set forth in the Loan Agreement and which are set forth on Annex “I” attached hereto, as such financial covenants are amended, modified, replaced and/or deleted from time to time, including, without limitation, any amendment, modification, replacement and/or deletion pursuant to a refinancing of the indebtedness described in the Loan Agreement and including financial covenants that are evaluated by mathematical calculations (i.e. financial ratios or other financial tests).

“Landlord’s Consideration” shall be an amount equal to the Senior Lender Consideration multiplied by a fraction, the numerator of which is the Acquisition Cost set forth on Exhibit “E” of the Lease and the denominator of which is the principal amount outstanding under the

Loan Agreement, which shall be paid to Landlord upon the same terms that consideration is paid to the Senior Lenders.

“Loan Agreement” shall mean that certain Fourth Amended and Restated Loan & Security Agreement dated on or about the date hereof by and among Tenant and the Senior Lenders, as amended from time to time and including any replacement loan agreement entered into by Tenant with the Senior Lenders or upon refinancing of the indebtedness described in the Loan Agreement.

“Person” shall mean an individual, partnership, association, corporation or other entity.

“PW Poly” shall mean USPoly Company f/k/a PW Poly Corporation, a Minnesota corporation.

“Senior Lenders” shall mean Fleet Capital Corporation, Fleet National Bank, Harris Trust & Savings Bank, The CIT Group Business Credit, Inc., and Wells Fargo Business Credit, Inc. or any lender or lenders that replace such parties.

“Senior Lender Consideration” shall mean the aggregate consideration received by any of the Senior Lenders for the amendment to, or modification or waiver of, Financial Covenants, but excluding, without limitation, any customary loan origination, agency, arrangement or closing fees which are exclusively for the refinancing of the indebtedness described in the Loan Agreement and not in lieu of an amendment, modification, deletion and/or waiver fee.

“Subsidiary” or “Subsidiaries” of any Person means any corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

“Voting Stock” means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.”

B. Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease.

C. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

D. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, including by facsimile, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

E. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease Agreement to be duly executed as of the day and year first above written.

LANDLORD:

PWE (MULTI) QRS 14-85, INC.,
a Delaware corporation

By:	/s/ Tom Lewis
Name:	Tom Lewis
Title:	Senior Vice President

TENANT:

PW EAGLE, INC., a Minnesota corporation

By:	/s/ Dobson West
Name:	Dobson West
Title:	Secretary

ANNEX “I”